Exhibit 21


Subsidiaries of the Registrant
------------------------------

     The Registrant, E-Z-EM, Inc., is a Delaware corporation. The subsidiaries of the Registrant included in the consolidated financial statements are as follows:

                                             Incorporated
                                             ------------
     AngioDynamics, Inc.                       Delaware

     AngioDynamics Ltd.                        Ireland

     E-Z-EM Belgium B.V.B.A.                   Belgium

     E-Z-EM Canada Inc.                         Canada

     E-Z-EM Caribe, Inc.                       Delaware

     E-Z-EM International, Inc.                Barbados

     E-Z-EM Ltd.                               England

     E-Z-EM Nederland B.V.                     Holland

     E-Z-SUB, Inc.                             Delaware

     Enteric Products, Inc.                    Delaware

     Leocor, Inc.                              Delaware

     Toho Kagaku Kenkyusho Co., Ltd.            Japan

     All subsidiaries of the Registrant are wholly-owned.

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